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As filed with the Securities and Exchange Commission on October 3, 2002

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VAN NUYS STUDIOS, INC.
(Name of small business issuer in its Charter)

Delaware	7819	41-2047304
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS Employer Identification Number

14749 Oxnard Street,
Van Nuys, California 91411
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Alia S. Khan
Van Nuys Studios, Inc.
14749 Oxnard Street,
Van Nuys, California 91411
(310) 600-1774
(Name, address, including zip code, and telephone number of
agent for service of process)

Copies to:
 Lynne Bolduc, Esq.
Oswald & Yap
16148 Sand Canyon Avenue
Irvine, CA 92618
(949) 788-8900

Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of this Registration Statement.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Maximum aggregate offering price per share(1)	Maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.0001	3,104,333	$.12	$372,519.96	$34.27

Total	3,104,333	$.12	$372,519.96	$34.27

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) to the Securities Act of 1933, as amended. We expect that in the event the registered shares are sold by the selling stockholders, such shares will be sold at the then-current market price.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement share thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 27, 2002

PROSPECTUS

3,104,333 SHARES OF COMMON STOCK

This prospectus covers 3,104,333 shares of the common stock, of
Van Nuys Studios, Inc. The common stock will be sold solely
by the selling stockholders.

Investing in our common stock involves a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. See "Risk Factors"
beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our principal executive offices are located at
14749 Oxnard Street, Van Nuys, California 91411.
Our telephone number is (310) 600-1774

The date of this prospectus is September     , 2002

Van Nuys Studios, Inc.

Table of Contents

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as to the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the common stock.

PROSPECTUS SUMMARY	1
RISK FACTORS	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
TERMS OF THE OFFERING	3
DIVIDEND POLICY	4
DESCRIPTION OF BUSINESS	4
SELECTED FINANCIAL DATA	5
PLAN OF OPERATION	6
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	6
EXECUTIVE COMPENSATION	7
SELLING STOCKHOLDERS	8
DESCRIPTION OF SECURITIES	10
MARKET FOR COMMON EQUITY	11
PLAN OF DISTRIBUTION	11
LEGAL PROCEEDINGS	12
LEGAL MATTERS	12
EXPERTS	12
INDEMNIFICATION	12
WHERE YOU CAN FIND MORE INFORMATION	13
INDEX TO FINANCIAL STATEMENTS	F-1

PROSPECTUS SUMMARY

        This summary highlights selected information in this prospectus, but it may not contain all of the information that is important to you. To better understand this offering, and for a more complete description of the offering, you should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements and the notes to those statements, which are included elsewhere in this prospectus.

Van Nuys Studios, Inc.

        We are a development stage company that plans to rent our sound stage and editing booths to third party customers for use in recording and editing videos such as talk shows and interviews as well as for making audio recordings. As our company grows, we intend to produce audio recordings and enter the business of editing digital movies.

The Selling Stockholders

        This prospectus has been prepared to register shares of common stock that were previously issued to stockholders in a private placement. A list of the securities being registered in this prospectus and the people and entities that own them appears in the "Selling Stockholders" section of this prospectus.

How To Contact Us

        Our executive office and warehouse facility is located at 14749 Oxnard Street, Van Nuys, California 91411. Our telephone number is (310) 600-1774.

The Offering

Total shares outstanding prior to the offering	10,504,333
Shares being offered by selling stockholders	3,104,333
Total shares outstanding after the offering	10,504,333
Proceeds	We will not get any proceeds from this offering. All proceeds will go directly to the selling stockholders.

RISK FACTORS

        An investment in the common stock offered hereby involves a high degree of risk. In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating Van Nuys Studios, Inc. and its business. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of Van Nuys Studios, Inc.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

        Our independent certified public accountant's report on our financial statements for the period from June 19, 2002 to July 31, 2002 contains an explanatory paragraph indicating that we had losses and negative cash flow that raise substantial doubt about our ability to continue as a going concern. We cannot assure you that any independent certified public accountant's report on our future financial statements will not include a similar explanatory paragraph if we are unable to raise sufficient funds or generate sufficient cash from operations to cover the cost of our operations. The existence of the explanatory paragraph may adversely affect our relationship with prospective customers and suppliers and could harm our business

We are a development stage company with no recorded revenues and a history of losses.

        We were incorporated on June 19, 2002, and have no operating history. This makes it difficult to evaluate our future performance and prospectus. We have not yet generated any revenues for our consulting activities. Our prospectus must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition.

We have no established public market for our stock.

        There is no established public market for the common stock being offered under this prospectus. We are not currently registered on the Over-the-Counter Bulletin Board system or any national exchange. While we intend to trade on the OTC Bulletin Board system, there is no guarantee that we will qualify to be listed on the OTC Bulletin Board system. Additionally, we understand that the NASD has plans to phase out the OTC Bulletin Board system in favor of a new exchange that it is proposing, the Bulletin Board Exchange. If and when, the Bulletin Board Exchange is implemented, there is no guarantee that we will qualify to be listed on this exchange.

We will need additional financing to fully implement our business plan, and if we fail to obtain additional funding we may not be able to continue our operations.

        We will need to raise additional capital to implement fully our business plan and establish adequate operations. We cannot assure you that we will be able to recover additional public or private financing, including debt or equity financing, as needed, or, if available, on terms favorable to us. Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

The competition in the studio business is fierce, and we may be unable to successfully compete against established studios.

        The studio business is very competitive with many companies competing on the basis of price and quality. We are just starting our business; we have minimal operating capital and not have any customers yet. Therefore it will be extremely difficult for us to compete against established studios with existing client bases, many of which are much larger than we are and better financed.

Since our common stock has never been traded, prices for the common stock may decline after the offering.

        There is no public market for our common stock and we cannot assure you that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. We have not engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities. If a market should develop, the price may be highly volatile. In addition, an active trading market for our common stock may not develop or be sustained.

Applicability of "penny stock rules" to broker-dealer sales of our common stock could have a negative effect on the liquidity and market price of our common stock.

        Our common stock is not quoted on any exchange or on NASDAQ, and no other exemptions currently apply. Therefore, the SEC "penny stock" rules govern the trading in our common stock. These rules require, among other things, that any broker engaging in a transaction in our securities provide its customers with the following:

  •
  a risk disclosure document,

  •
  disclosure of market quotations, if any,

  •
  disclosure of the compensation of the broker and its salespersons in the transaction, and

  •
  monthly account statements showing the market values of our securities held in the customer's accounts.

        The broker must provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer's confirmation. Generally, brokers subject to the "penny stock" rules when effecting transactions in our securities may be less willing to do so. This may make it more difficult for investors to dispose of our common stock. In addition, the broker prepares the information provided to the broker's customer. Because we do not prepare the information, we cannot assure you that such information is accurate, complete or current.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks described in "Risk factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

TERMS OF THE OFFERING

        Each selling shareholder is free to offer and sell his or her common shares at such times, in such manner and at such prices as he or she may determine. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve NASD licensed broker-dealers.

        The selling stockholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. Such compensation as to a particular broker-dealer might be in excess of customary commissions.

        Each selling shareholder and any broker-dealer that acts in connection with the sale of common shares may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

        We have notified the selling stockholders of the prospectus delivery requirements for sales made pursuant to this prospectus and that, if there are material changes to the stated plan of distribution, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

        Selling Stockholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided they meet the criteria and conform to the requirements of such rule.

DIVIDEND POLICY

        We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the future. We currently intend to retain future earnings, if any, to fund the development and growth of our business

DESCRIPTION OF BUSINESS

        We were incorporated in the State of Delaware on June 19, 2002. We are a development stage company that plans to operate a sound stage to record talk shows, interviews and other video items that require minimal movement of people in front of the camera.

        Within our leased 2,000-foot facility, we currently have one sound state that can be used to shoot talk shows and interviews, as well as two booths that can be used for audio recording. Our facility also has a complete editing room with systems that allow for editing of digital movies. We intend to rent our facilities to outside producers. In addition we plan to produce audio recordings and edit digital movies on a contract basis.

Business Strategy

        Our management believes that with the fast-evolving digital movie industry, it has become increasingly easier for groups with limited budgets to produce commercial grade content. In the opinion of our management, a unique niche exists to offer services to this sector. These groups cannot typically afford or get access to major studios, post production facilities, of even sets to shoot on. Our management also believes that there will be a growing trend of corporations shooting "corporate videos" for stockholders, potential customers, and for advertising purposes and we are positioning ourselves to offer such services.

Competition

        We face numerous competitors in our industry ranging from large post-production companies as Pacific Ocean Post and publicly traded Laser Pacific (NASDAQ: LPAC) to a high number of small independently owned post-production businesses. We believe that competition in our industry is primarily based on price and we hope to offer our services for less than many of our competitors.

Employees

        We have only one employee, Alia S. Khan, our President, Treasurer, and Secretary. She will handle all of our operations. We will use contract labor and subcontractors as needed.

Government Regulation

        We are not subject to any unique government regulations other than general government regulations applicable to most businesses, and therefore we do not anticipate government regulations having any significant impact on our business operations.

Customers

        Due to the recent inception of our business, we currently have no clients or customers using our services

Principal Suppliers

        We do not have any principal suppliers.

Legal Proceedings

        We are not a party to any legal proceeding or litigation, and none of our property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings against us or our property contemplated by any person, entity or government authority.

Principal Office

        We rent 1800 square feet of studio space located at 14749 Oxnard Street, San Gabriel, California 91176 for a monthly rent of $1,800. We rent this property on a month-to-month basis.

SELECTED FINANCIAL DATA

  Summary Financial Data

        The following table sets forth selected financial data. This information should be read in conjunction with the financial statements and the notes to those financial statements appearing elsewhere in this prospectus.

For the Period from June 19, 2002 (Inception) to July 31, 2002 (audited)
Statement of Operations Data
Net sales	$—
Operating expenses:	$61,745
Operating loss	$(61,745)
Net Loss	$(62,534)
As of July 31, 2002 (audited)
Balance Sheet Data:
Total assets	$158,286
Current liabilities	$800
Total stockholders' equity	$157,486

PLAN OF OPERATION

        You should read the following plan of operation together with our financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on page 3 and elsewhere in this prospectus.

Plan of Operation

        During the next several months, we intend to continue pursuing our business plan. We intend to find customers for our services by placing advertisements in local publications. It is our goal to have our facility operating at capacity within the next twelve months. There is no guarantee that we will succeed in this as our industry in very competitive and we do not have any customers yet. Alia S. Khan is initially be handling all aspects of our operations. However, if we succeed in finding an adequate number of customers, we anticipate hiring one to two additional employees over the next twelve months. In addition, we intend to engage independent contractors as needed. At this time, we do not anticipate any significant expenditures for equipment or any expansion of our facilities over the next twelve months.

        We do not anticipate any need to raise additional funds during the next twelve months.. We have generated $275,020 from the private placement of restricted common stock to 38 accredited investors. We believe that the proceeds raised from this offering will be adequate to cover our costs and expenses for the remainder of the fiscal year.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

        The directors, executive officers and significant personnel of Van Nuys Studios, Inc. and their ages are as follows:

Name	Age	Position
Alia S. Khan	34	President, Treasurer, Secretary, Director

        Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Alia S. Khan—President Treasurer, Secretary, Director. Prior to joining Van Nuys Studios in June 2002,, Ms. Khan, founded ACO International and ICE Labs Inc., through which she worked in various aspects of the entertainment industry ranging from product marketing to production. From May, 2000 to December, 2001, Ms. Khan served as the Chief Executive Officer of ICElabs, Inc, developing marketing campaigns for entertainment companies and studios including David E. Kelly and Universal Studios. From January, 1997 to December 1999 Ms. Khan served as the President and Chief Executive Officer of ACO International, producing English language programs for the teen market and women's market for a number of companies, including STAR-TV,MTV Asia, and Zee TV. From January to August 1997, Ms. Khan marketed women's personal care products on infomercials, QVC, and other direct media platforms for ACO International.

        Our director holds office until the next annual meeting of stockholders and the election and qualification of her successors. Officers are elected annually by, and serve at the discretion of, the Board of Directors. Board members are not presently compensated, but are reimbursed for their expenses associated with attending Board meetings.

EXECUTIVE COMPENSATION

Summary of Compensation

        Our President, Secretary and Treasurer, Alia S. Khan is entitled to 10% of gross revenues, and entitled to advances of $3,500 per month. Ms. Khan has also received 2,000,000 restricted shares for her services rendered as one of our founders. We have not made grants of options or SAR grants since our inception.

Employment and Consulting Agreements

        We have an employment agreement with Alia S. Khan, our President, Secretary and Treasurer, dated July 31, 2002. This agreement has a term of one year, commencing on August 1, 2002, but is renewable for additional years. This agreement provides for Ms. Khan to receive 10% of our gross revenues, provided she is entitled to advances of $3,500 per month for the term of the agreement regardless of whether we have any gross revenues or not There is no severance provision. The agreement allows us to terminate Ms. Khan at any time with or without cause.

Compensation of Directors

        Members of the Board of Directors are not compensated for serving as directors of Van Nuys Studios, Inc., however expenses may be reimbursed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information concerning the beneficial ownership of our common shares as of September 25, 2002, for (i) each current director and each nominee for director (ii) each officer of Van Nuys Studios, Inc., (iii) all persons known by us to beneficially own more than 5% of the outstanding shares of Van Nuys Studios, Inc. shares, and (iv) all officers and directors of Van Nuys Studios, Inc. as a group.

        Unless otherwise noted, we believe that all shares are beneficially owned and that all persons named in the table or family members have sole voting and investment power with respect to all shares owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage of ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised. As of the date of this Registration Statement, no options, warrants or rights to acquire shares have been granted.

Name and Address of Beneficial Owner	Number and Address of Shares Beneficially Owned	Percentage of Total
Alia S Khan, President, President, Secretary, Treasurer, Director C/o Van Nuys Studios, Inc., 14749 Oxnard Street Van Nuys, California 91411	2,000,000	19%
Total Number of shares beneficially held by all officers and directors as a group (1 individual)	2,000,000	19%
Abdul S. Khan C/o Van Nuys Studios, Inc., 14749 Oxnard Street Van Nuys, California 91411	2,000,000	19%
Manhattan Capital Partners C/o Van Nuys Studios, Inc., 14749 Oxnard Street Van Nuys, California 91411	1,500,000	14.3%
Rowley Corporation C/o Van Nuys Studios, Inc., 14749 Oxnard Street Van Nuys, California 91411	600,000	5.7%

SELLING STOCKHOLDERS

        All of our shares of common stock offered under prospectus may be sold by the holders. We will not receive any of the proceeds from sales of shares offered under this prospectus

        All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any attributable to the sale of shares by selling stockholders will be borne by such holders.

        The selling stockholders are offering a total of 3,104,333 shares of our stock common stock. The selling stockholders are not affiliated with broker-dealers. The following table sets forth:

  a.
  the name of each person who is a selling stockholder;

  b.
  the number of securities owned by each such person at the time of this offering; and

  c.
  the number of shares of common stock such person will own after the completion of this offering.

        The column "Shares Owned After the Offering" gives effect to the sale of all the shares of common stock being offered by this prospectus.

		Shares Owned Prior To The Offering		Shares Owned After The Offering
Selling Stockholder	No. of Shares Offered
		Number	Percentage	Number	Percentage
Rowley Corporation	600,000	600,000	5.7%	0	0%
ZT Global, Inc.	100,000	100,000	1%	0	0%
Anwer Khan	100,000	100,000	1%	0	0%
Graves-McCaskill Family Trust Brad Taylor Graves and Terry L. McCaskill TTEES	50,000	50,000	*	0	0%
John Cutrone CUST FBO Samantha Cutrone	50,000	50,000	*	0	0%
John Cutrone	100,000	100,000	1%	0	0%
Maryam Abbasi Rafat A. Abbasi	100,000	100,000	1%	0	0%
Mahin M. Samadani	10,000	10,000	*	0	0%
Yuman Pirzada	100,000	100,000	1%	0	0%
West U Serenseti	100,000	100,000	1%	0	0%
Ayesha Hakki	25,000	25,000	*	0	0%
Aman A. Tafar	100,000	100,000	1%	0	0%
Nazim Thawer	100,000	100,000	1%	0	0%
Perin Thawer	100,000	100,000	1%	0	0%
Afshan Charania & Perveen Charania	100,000	100,000	1%	0	0%
Little York Dental	100,000	100,000	1%	0	0%
Soroush Esfandiari	100,000	100,000	1%	0	0%
Nazim Thawer	50,000	50,000	*	0	0%
Syed Imtiaz Anwar	100,000	100,000	1%	0	0%
Nizar Jiwa	50,000	50,000	*	0	0%
Amir O. Khan	150,000	150,000	1.4%	0	0%
Munaf Kadri	50,000	50,000	*	0	0%
Ali Basit Tehmina Basit	20,000	20,000	*	0	0%
Raza Pasha	21,000	21,000	*	0	0%
Abe Bhimani	100,000	100,000	1%	0	0%
Camille Treacy	83,333	83,333	*	0	0%
Raihan Haque, M.D.	50,000	50,000	*	0	0%
Habib Rawjee	50,000	50,000	*	0	0%
Kwie Chen Wang	30,000	30,000	*	0	0%
Veronica Pouttu	10,000	10,000	*	0	0%
Allan Trachtenberg	50,000	50,000	*	0	0%
Be How Wang	30,000	30,000	*	0	0%
Penney P. Chou	10,000	10,000	*	0	0%
Ali Ebrahim	50,000	50,000	*	0	0%
Dennis Daniel Odwyer	30,000	30,000	*	0	0%
Alex Zaks	100,000	100,000	1%	0	0%
Maria De Jesus Torres	5,000	5,000	*	0	0%
Holly M. Gord	50,000	50,000	*	0	0%
Mei-Ling Wang	30,000	30,000	*	0	0%
Wahid Mirza	50,000	50,000	*	0	0%
TOTAL	3,104,333	3,104,333	29.6%	0	0%

*
less than 1%.

DESCRIPTION OF SECURITIES

General

        Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.0001 and 10,000,000 shares of preferred stock, par value $.0001, of which respectively 10,504,333 and 0 are issued and outstanding as of September 25, 2002.

Common Stock

        All of our authorized voting common shares are of the same class and, once issued, rank equally as to dividends, voting powers and participation in assets. Holders of common shares are entitled to one vote for each share held of record on all matters to be acted upon by the stockholders. Holders of common shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available therefrom. No shares have been issued subject to call or assessment. There are no preemptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds, nor any cumulative voting rights. Our directors may from time to time declare and authorize payment of dividends, as they deem advisable. Subject to the rights of members, all dividends on shares shall be declared and paid according to the number of shares held. No dividends have been declared since incorporation. The outstanding shares are fully-paid and non-assessable.

Preferred Stock

        Our Board of Directors has the authority, without action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of the common stock. The effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change in the control of the company without further action by the stockholders.

Delaware Anti-Takeover Law Provisions

        As a Delaware corporation, we are subject to Section 203 of the General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owing 15% or more of a Delaware corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with such Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by the directors who are also officers of the corporation and by certain employee stock plans), or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the public announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the corporation's board of directors and if such business combination is approved by a majority of the board members who were directors prior to any person becoming an interested stockholder. The provisions of Section 203 requiring a super-majority vote to approve certain corporate transactions could have the effect of discouraging, delaying or preventing hostile takeovers, including those that might result in the payment of a premium over market price or changes in control or management of Van Nuys Studios, Inc.

Transfer Agent and Registrar

        The Transfer Agent and Registrar for the shares of common stock is Public Ease at 7720 B El Camino Real, Carlsbad, California 92009.

Reports to Stockholders

        We intend to furnish annual reports to stockholders, which will include certified financial statements reported on by our certified public accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders pursuant to the federal securities laws.

MARKET FOR COMMON EQUITY

        Immediately prior to this offering, there was no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect the market price of our common stock. We have 10,504,333 outstanding shares of common stock, including the 3,104,333 shares of common stock offered with this prospectus.

        We intend to engage a broker/dealer to file a Form 211 with the National Association of Securities Dealers ("NASD") in order to allow the quotation of our common stock on the NASD Over the Counter Bulletin Board (OTCBB). However, there is no assurance that we will find a broker willing to file the Form 211 or that our common stock will qualify to be listed on the OTCBB. It our understanding NASD has plans to phase out the OTC Bulletin Board system in favor of a new exchange that it is proposing, the Bulletin Board Exchange. If and when, the Bulletin Board Exchange is implemented, there is no guarantee that we will qualify to be listed on this exchange.

        We have approximately 43 holders of our common stock. There are no outstanding options or warrants to purchase, or securities convertible into our common shares.

        All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act. If shares are purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act, their sales of shares would be subject to the limitations and restrictions that are described below.

        All of our currently outstanding shares are "restricted securities" and, in the future, may be sold upon compliance with Rule 144. Adopted under the Securities Act of 1933, as amended, Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of our issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of Van Nuys Studios, Inc. may sell is not so limited, since non-affiliates may sell without volume limitation. Upon the completion of this offering, if all the shares registered in this prospectus are sold, we will have 7,400,000 shares which will be "restricted securities."

PLAN OF DISTRIBUTION

        The Shares will be offered and sold by the Selling Stockholders for their own accounts. We will not receive any of the proceeds from the sale of the Shares pursuant to this prospectus. We will pay all of the expenses of the registration of the Shares, but shall not pay any commissions, discounts, and fees of underwriters, dealers, or agents. See "Terms of the Offering."

        The Selling Stockholders may offer and sell the Shares from time to time in transactions in the over-the-counter market or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices. The Selling Stockholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor are there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Stockholders. Sales may be made directly or to or through broker-dealers who may received compensation in the for of discounts, concessions, or commissions from the Selling Stockholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation for a particular broker-dealer may be in excess of customary commissions.

        Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the Shares offered by this prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Stockholders.

        Selling Stockholders may also use Rule 144 under the Act to sell the Shares if they meet the criteria and conform to the requirements of such Rule.

LEGAL PROCEEDINGS

        We are not a party to nor are we aware of any existing, pending or threatened lawsuits or other legal actions.

LEGAL MATTERS

        The legality of the securities offered hereby has been passed upon by Oswald & Yap, a professional corporation, Irvine, California.

EXPERTS

        Certain of the financial statements of Van Nuys Studios, Inc. included in these prospectuses and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Kabani Company, independent certified public accountants, whose reports thereon appear elsewhere herein and in the registration statement.

INDEMNIFICATION

        Our certificate of incorporation and by-laws provide that a director of Van Nuys Studios, Inc. will not be personally liable to Van Nuys Studios, Inc. or our stockholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence. By its terms and in accordance with the Delaware General Corporation Law, however, this provision does not eliminate or limit the liability of a director of our company (i) for breach of the director's duty of loyalty to Van Nuys Studios, Inc. or our stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, (relating to unlawful payments or dividends or unlawful stock repurchases or redemptions), (iv) for any improper benefit or (v) for breaches of a director's responsibilities under the Federal securities laws.

        Our certificate of incorporation also provides for indemnification to the fullest extent provided by Section 145 of the Delaware Corporation Laws.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

        We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of this registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

VAN NUYS STUDIOS, INC.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors
Van Nuys Studios, Inc.

        We have audited the accompanying balance sheet of Van Nuys Studios, Inc. (a development stage company) as of July 31, 2002 and the related statements of operations, stockholders' equity and cash flows for the period then ended and for the period from June 19, 2002 (inception), to July 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Van Nuys Studios, Inc. as of July 31, 2002 and the results of its operations and its cash flows for the period then ended and from June 19, 2002 (inception), to July 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

        The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company's has not earned any revenue since its inception and has incurred a net loss of $62,534 through July 31, 2002. These factors as discussed in Note 3 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
August 30, 2002

VAN NUYS STUDIOS, INC.
(A development stage company)
BALANCE SHEET
JULY 31, 2002

ASSETS
CURRENT ASSETS:
Cash & cash equivalents	$75,011
Receivables from related party	81,475

156,486
OTHER ASSETS:
Deposit	1,800

$158,286

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued expenses	$800
COMMITMENTS
STOCKHOLDERS' EQUITY
Preferred stock, .0001 par value, Authorized shares 10,000,000; Issued and outstanding shares -0-	—
Common stock, .0001 par value; Authorized shares 50,000,000; Issued and outstanding shares 8,100,000 shares	—
Shares to be issued	220,020
Deficit accumulated during the development stage	(62,534)

Total stockholders' equity	157,486

$158,286

The accompanying notes are an integral part of these financial statements.

VAN NUYS STUDIOS, INC.
(A development stage company)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JUNE 19, 2002 (INCEPTION) TO JULY 31, 2002

Net revenue	$—
Operating expenses
Professional fees	44,000
Office rent	1,800
Repairs and maintenance	8,574
Travel	4,000
Entertainment expenses	3,371

Total operating expenses	61,745

Operating loss	(61,745)
Other income: Interest income	11

Loss before income tax	(61,734)
Provision for income tax	800

Net loss	$(62,534)

The accompanying notes are an integral part of these financial statements.

VAN NUYS STUDIOS, INC.
(A development stage company)
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM JUNE 19, 2002 (INCEPTION) TO JULY 31, 2002

	Common Stock
				Deficit Accumulated during develop- ment stage
	Number of Shares	Amount	Stock to be issued		Total Stockholders' Equity
Balance at June 19, 2002 (inception)	—	$—	$—	$—	$—
Issuance of common stock—founders' shares	8,100,000	—	—	—	—
645,000 Common stock subscribed at $.10 per share	—	—	64,500	—	64,500
1,296,000 Common stock subcribed at $.12 per share	—	—	155,520	—	155,520
Net loss for the period	—	—	—	(62,534)	(62,534)

Balance at July 31, 2002	8,100,000	$—	$220,020	$(62,534)	$157,486

The accompanying notes are an integral part of these financial statements.

VAN NUYS STUDIOS, INC.
(A development stage company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JUNE 19, 2002 (INCEPTION) TO JULY 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(62,534)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in deposit	(1,800)
Increase in accrued expense	800

Net cash used in operating activities	(63,534)

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in receivable from shareholder	(81,475)

CASH FLOWS FROM FINANCING ACTIVITIES:
Receipt of cash for shares to be issued	220,020

NET INCREASE IN CASH & CASH EQUIVALENTS	75,011
CASH & CASH EQUIVALENTS, BEGINNING BALANCE	—

CASH & CASH EQUIVALENTS, ENDING BALANCE	$75,011

The accompanying notes are an integral part of these financial statements.

VAN NUYS STUDIOS, INC.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS

1.    DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

        Van Nuys Studios, Inc. ("the Company"), is a development stage enterprise incorporated in the State of Delaware on June 19, 2002. The Company has had no significant operations since its inception. The Company's only activities have been organizational, directed at acquiring its principle assets, raising its initial capital and developing its business plan. The Company's intended business is to record talk shows, interviews and other videos items that require minimum movement and people on camera and audio recording. The Company also plans to do business of editing of digital movies for distribution over several channels including the Internet, Television, DVDs and CDs as well as Theater Screens.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

        The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use of estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

        The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 101. Revenue will be recognized when services are rendered. Generally, the Company will extend credit to its customers/clients and would not require collateral. The Company will perform ongoing credit evaluations of its customers/clients. The company did not earn any revenue through July 31, 2002.

Income taxes

        Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Issuance of shares for service

        The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable. Since its inception, through July 31, 2002, the Company has not issued any shares for goods or services.

Basic and diluted net loss per share

        Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Since no shares were issued, basic and diluted net loss per share was not presented.

Fair value of financial instruments

        Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Start-Up Costs

        Start-up costs include legal and professional fees. In accordance with Statement of Position 98-5, "Costs of Start-Up Activities," these costs have been expensed as incurred.

Development Stage Enterprise

        The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company's planned principal operations have not commenced and accordingly, no revenue has been derived during this period.

Accounting developments

        SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued in August 2001. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. Adoption of SFAS No. 144 does not have a material impact on the Company's financial statements.

        In May 2002, the Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 rescinds the automatic treatment of gains or losses from extinguishments of debt as extraordinary unless they meet the criteria for extraordinary items as outlined in APB Opinion No. 30, Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions and makes various technical corrections to existing pronouncements. The provisions of SFAS 145 related to the rescission of FASB Statement 4 are effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. All other provisions of SFAS 145 are effective for transactions occurring after May 15, 2002, with early adoption encouraged. The Company does not anticipate that adoption of SFAS 145 will have a material effect on its earnings or financial position.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. The Company does not expect adoption of SFAS No. 146 to have a material impact, if any, on its financial position or results of operations.

3.    GOING CONCERN

        As of July 31, 2002, the Company has a limited operating history under its current structure, which raises substantial doubt about the Company's ability to continue as a going concern. The Company's has not earned any revenue since its inception and has incurred a net loss of $62,534 through July 31, 2002. Losses are expected to continue for the immediate future. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

        Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort from inception through the period ended July 31, 2002, towards obtaining additional equity. In this regard, the Company has raised equity of $220,020 under a private placement through July 31, 2002 and raised additional $46,000 subsequent to July 31, 2002, through August 15, 2002.

4.    RECEIVABLES FROM RELATED PARTY

        The Company has $81,475 receivables from related parties for cash received for 1,081,000 of common stock subscribed by third party investors net of $43,545 of expenses paid on behalf of the Company by a company related through family relationship. Subsequent to July 31, 2002, the Company received $81,475 form the related parties.

5.    INCOME TAXES

        No provision was made for Federal income tax. The provision for income taxes consists of the state minimum tax imposed on corporations. Through July 31, 2002, the Company incurred net operating losses for income tax purposes of approximately $58,000. Differences between financial statement and tax losses were immaterial at July 31, 2002. The net operating loss carryforwards may be used to reduce taxable income through the year 2017. Net operating loss for carryforwards for the State of California are generally available to reduce taxable income through the year 2007. The net deferred tax asset balance, due to net operating loss carryforward, as of July 31, 2002 was approximately $23,000. A 100% valuation allowance has been established against the deferred tax asset, as the utilization of the loss carrytforward cannot reasonably be assured.

6.    SHAREHOLDERS' EQUITY

        On the formation of the Company, the Company issued 8,100,000 shares to its founders representing the initial capitalization of the Company. The shares were recorded at zero value, as there were no proprietary or any assets in the Company at that time of formation.

        The Company received cash of $95,000 for shares to be issued. Additional $125,020 was subscribed and deposited with a related company, whose President is related to the President of the Company. Through July 31, 2002, the related Company has charged the Company $43,545 for consulting fees and various expenses paid on behalf of the Company (note 9). The Company had net receivable of $81,475 as of July 31, 2002 from the related Company for the subscribed capital (note 4). Total of 645,000 shares are to be issued at $0.10 and 1,296,000 shares at $0.12 per share. None of the shares subscribed for cash were issued as of July 31, 2002 and therefore, have been classified as "Shares to be issued" in the financial statements.

7.    SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

        The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

        The Company has not paid any amount for tax or interest since its inception. The Company issued 8,100,000 shares to its founders representing the initial capitalization of the Company for no cash consideration.

8.    COMMITMENT

        The Company leases its facility in Van Nuys, California for a monthly rental of $1,800. The lease agreement is on month-to-month. Since the facility is on short-term lease, all the improvements on the facility have been expenses as repairs and maintenance.

9.    RELATED PARTY TRANSACTIONS

        The Company has a consulting agreement with a related company, whose President is related to the President of the Company. The agreement commenced on June 1, 2002 for six months period. After the termination date, the agreement will renew automatically on a month-to-month basis. The agreement can be terminated by either party, with or without cause, at any time upon 30 days prior written notice to the other party. The services to be rendered are varied and primarily are to help the Company in its development stage. The agreement calls for compensation up to $36,000 at the end of the initial 180 days period. The compensation provided by the Company shall be tied to the extent that the Company uses the Consultant's services within this initial one hundred and eighty days period. The Company has paid $24,000 for the consulting expense during the period ended July 31, 2002. In addition, the Company paid $8,574 of repairs and maintenance costs, $3,600 rent and deposit, and $7,371 of travel and entertainment costs to the related company who incurred the expenses on their behalf.

10.    SUBSEQUENT EVENT

        Through August 15, 2002, the Company received $46,000 cash for 180,000 shares to be issued at $0.10 and 233,333 shares to be issued at $0.12.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

        The Delaware Corporation Laws and certain provisions of Van Nuys Studios, Inc.'s Articles of Incorporation and Bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our Articles and Bylaws and to the statutory provisions.

        The specific statute, charter provision, bylaw, contract, or other arrangement which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he or she may incur in their capacity as such, is as follows:

  a.
  Section 145 of the Delaware General Corporation Law (the "GCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers. The GCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of stockholders or otherwise.

  b.
  Article Eight of our Certificate of Incorporation provides, in part:

            "Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), may, at the option of the Board of Directors, be indemnified by the Corporation to the fullest extent then permitted by Section 145 of the General Corporate Law of the State of Delaware, as the same may be amended and supplemented from time to time, against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him or her in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters that antedate the adoption of this Article EIGHTH. Such right of indemnification, if any, shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person."

  c.
  Section 6.1 of our By-laws provide:

            "The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys' fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful."

        The effect of the foregoing is to require Van Nuys Studios, Inc., to the extent permitted by law, to indemnify the officers and directors of our company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Van Nuys Studios, Inc. pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution

        The estimated expenses payable by us in connection with the registration of the Shares is as follows:

SEC Registration	$35
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$20,000
Printing Costs	$1,000
Total	$26,035

Item 26. Recent Sales of Unregistered Securities

        On June 19, 2002, in consideration of services contributed to the corporation, we issued 2,000,000 shares to Alia S. Khan, 2,000,000 shares to Abdul S. Khan, 1,500,000 shares to Manhattan Capital Partners 600,000 shares to Rowley Corporation, 100,000 shares to ZT Global, Inc., and 900,000 shares to Samar Khan. These issuances were exempt from the registration provisions of the Securities Act of 1933, as amended (the "Act") by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. These securities are restricted securities as defined in Rule 144 of the Act.

        From June 28, 2002 to September 20 2002, we completed a private placement of our common stock to 37 investors. The Company sold 675,000 shares at $.10 per share to 17 of these investors and 1,729,333 shares at $12 per share to 21 investors. In all we sold 3,104,333 shares for a total of $275,020 in this private placement. This private placement was exempt from the registration provisions of the Securities Act of 1933, as amended (the "Act") by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering and pursuant to Rule 506 of Regulation D adopted under the Act. The securities issued pursuant to the private placement were restricted securities as defined in Rule 144 of the Act. All investors in the private placement were accredited investors as that term is defined in Rule 501 of Regulation D.

Item 27. Exhibits

Exhibits
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion of Oswald & Yap*
10.1	Officer Services Agreement dated July 1, 2002
10.2	Rental Agreement dated July 31, 2002
23.1	Consent of Oswald & Yap**
23.2	Consent of Kabani & Company

*
Will be included by Amendment.
**
Will be included with opinion in Exhibit 5.1

Item 28. Undertakings

        The undersigned Registrant hereby undertakes:

1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(b)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)
To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Signatures

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 27, 2002

Van Nuys Studios, Inc.
/s/ ALIA S. KHAN
By: Alia S. Khan
Its: Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	DATE
Alia S. Khan President, Secretary, Treasurer (Principal executive officer and Principal financial and accounting officer)
/s/ ALIA S. KHAN	September 27, 2002

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Table of Contents
PROSPECTUS SUMMARY
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
TERMS OF THE OFFERING
DIVIDEND POLICY
DESCRIPTION OF BUSINESS
SELECTED FINANCIAL DATA
PLAN OF OPERATION
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SELLING STOCKHOLDERS
DESCRIPTION OF SECURITIES
MARKET FOR COMMON EQUITY
PLAN OF DISTRIBUTION
LEGAL PROCEEDINGS
LEGAL MATTERS
EXPERTS
INDEMNIFICATION
WHERE YOU CAN FIND MORE INFORMATION
VAN NUYS STUDIOS, INC. (A DEVELOPMENT STAGE COMPANY) INDEX TO FINANCIAL STATEMENTS
INDEPENDENT AUDITORS' REPORT
VAN NUYS STUDIOS, INC. (A development stage company) BALANCE SHEET JULY 31, 2002
VAN NUYS STUDIOS, INC. (A development stage company) STATEMENT OF OPERATIONS FOR THE PERIOD FROM JUNE 19, 2002 (INCEPTION) TO JULY 31, 2002
VAN NUYS STUDIOS, INC. (A development stage company) STATEMENT OF STOCKHOLDERS' EQUITY FOR THE PERIOD FROM JUNE 19, 2002 (INCEPTION) TO JULY 31, 2002
VAN NUYS STUDIOS, INC. (A development stage company) STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JUNE 19, 2002 (INCEPTION) TO JULY 31, 2002
VAN NUYS STUDIOS, INC. (A development stage company) NOTES TO FINANCIAL STATEMENTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 24. Indemnification of Directors and Officers
  Item 25. Other Expenses of Issuance and Distribution
  Item 26. Recent Sales of Unregistered Securities
  Item 27. Exhibits
  Item 28. Undertakings
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